Exhibit 23.1

KPMG LLP

Suite 2700, Independent Square

One Independent Drive

P.O. Box 190

Jacksonville, FL 32201-0190

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Florida East Coast Industries, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Florida East Coast Industries, Inc. of our reports, dated February 16, 2005, with respect to the consolidated balance sheets of Florida East Coast Industries, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for the three years ended December 31, 2004, all related financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal controls over financial reporting as of December 31, 2004 incorporated by reference herein, which reports appear in the December 31, 2004 annual report on Form 10-K of Florida East Coast Industries, Inc.

Jacksonville, Florida

August 1, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.